EXHIBIT 4d
                                    FORM OF
                                WARRANT AGREEMENT



         WebSecure, Inc., a Delaware corporation (the "Company"), and American Securities Transfer & Trust, Inc. ("AST"), 1825 Lawrence Street, Suite 444, Denver, Colorado 80202, a Colorado corporation (the "Warrant Agent"), agree as follows:

         1. PURPOSE. The Company proposes to publicly offer and issue up to 1,000,000 shares of its Common Stock, $.01 par value per Share (the "Shares"), and 1,000,000 Redeemable Common Stock Purchase Warrants (the "Warrants").

         2. WARRANTS. Each Warrant will entitle the registered holder of a Warrant (the "Warrant Holder") to purchase from the Company one (1) Share at $9.60 per Share (the "Exercise Price"). A Warrant Holder may exercise all or any number of Warrants resulting in the purchase of a whole number of Shares.

         3. EXERCISE PERIOD. The Warrants may be exercised at any time during the period commencing _________, 1997 and ending at 5:00 p.m., New York City time on ________, 1999 (the "Expiration Date") except as changed by Section 13 of this Agreement. If such date shall in the State of New York be a holiday or a day on which banks are authorized to close, then the Expiration Date shall mean 5:00 p.m. (New York City time) the next following day which in the State of New York is not a holiday or a day on which banks are authorized to close. After the Expiration Date, any unexercised warrants will be void and all rights of Warrant Holders shall cease.

         4. DETACHABILITY. The Shares and Warrants are immediately separate.

         5. REDEMPTION OF WARRANTS.

                  a. Redemption; Redemption Price. Commencing ___________, 1997,
         the Company may, at its option, redeem the outstanding Warrants, in whole or in part, upon not less than 30 days' prior written notice (the "Notice of Redemption"), at a price of $.20 per Warrant (the "Redemption Price"), if the average closing bid price of the Company's Common Stock equals or exceeds $12.00 per share for ten (10) consecutive trading days within the twenty (20) day period preceding the date of such notice. If the Company shall determine to redeem less than all of the Warrants then outstanding, then the Warrant Agent shall determine the Warrants to be redeemed by such manner or method as it shall deem fair and appropriate, whether by lot or otherwise.




                  b. Notice of Redemption. The Company shall give notice to the Warrant Agent of any redemption in sufficient time so that the Warrant Agent shall give the Notice of Redemption to all Holders of Warrant Certificates to be redeemed at least thirty (30) days prior to the date established for such redemption (the "Redemption Date"). Each Notice of Redemption shall: (a) specify the Redemption Date and the Redemption Price; (b) state that payment of the Redemption Price will be made by the Warrant Agent upon presentation and surrender to the Warrant Agent at its principal office of the Warrant Certificates representing the Warrants being redeemed; (c) state that the rights to exercise the Warrants shall terminate at 5:00 p.m. New York City time, on the fifth business day preceding the Redemption Date; and (d) if less than all of the Warrants then outstanding are being redeemed, specify the serial numbers or portions of the Warrants to be redeemed.

                  c. Payment of Redemption Price. On or prior to the opening of business on the Redemption Date, the Company will deposit with the Warrant Agent cash, or an irrevocable letter of credit issued by a national or state bank and in form reasonably satisfactory to the Warrant Agent, sufficient in amount to purchase all of the Warrants stated in the Notice of Redemption to be redeemed. Payment of the Redemption Price shall be made by the Warrant Agent upon presentation and surrender of the Warrant Certificates representing such Warrants to the Warrant Agent at its principal office. If the Notice of Redemption shall have been duly given and if the Company shall have duly deposited with the Warrant Agent the cash or irrevocable letter of credit required by this Section 4c, then any Warrants not exercised by 5:00 p.m., New York City time, on the Redemption Date shall no longer be deemed to be outstanding, and all rights with respect to such Warrants shall from and after such time and date cease and terminate, except only for the right of the Holders thereof to receive the Redemption Price, without interest.

         6. CERTIFICATES. The Warrant Certificates shall be in registered form only and shall be substantially in the form set forth in Exhibit A attached to this Agreement. Warrant Certificates shall be signed by, or shall bear the facsimile signature of, the President or a Vice President of the Company and the Treasurer or an Assistant Treasurer of the Company and shall bear a facsimile of the Company's corporate seal. If any person, whose facsimile signature has been placed upon any Warrant Certificate as the signature of an officer of the Company, shall have ceased to be such officer before such Warrant Certificate is countersigned, issued and delivered, such Warrant Certificate shall be countersigned, issued and delivered with the same effect as if such person had not ceased to be such officer. Any Warrant Certificate may be signed by, or made to bear the facsimile signature of, any person who at the actual date of the preparation of such Warrant Certificate shall be a proper officer of the Company to sign such Warrant Certificate even though such person was not such an officer upon the date of this Agreement.

         7. COUNTERSIGNING. Warrant Certificates shall be manually countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned. The Warrant Agent hereby is authorized to countersign and deliver to, or in accordance with the instructions of, any Warrant Holder any Warrant Certificate which is properly issued.

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         8. REGISTRATION OF TRANSFERS AND EXCHANGES.

                  a. Warrant Certificates may be exchanged for other Warrant Certificates representing an equal aggregate number of Warrants or may be transferred in whole or in part. The Warrant Agent shall from time to time register the transfer of any outstanding Warrant Certificate upon records maintained by the Warrant Agent for such purpose upon surrender of such Warrant Certificate to the Warrant Agent for transfer, accompanied by appropriate instruments of transfer in form satisfactory to the Company and the Warrant Agent and duly executed by the Warrant Holder or a duly authorized attorney. Upon any such registration of transfer, a new Warrant Certificate shall be issued in the name of and to the transferee and the surrendered Warrant Certificate shall be cancelled.

                  b. With respect to any Warrant Certificates presented for registration of transfer, or for exchange or exercise, the subscription or exercise form, as the case may be, on the reverse thereof shall be duly endorsed or be accompanied by a written instrument or instruments of transfer and subscription, in form satisfactory to the Company and the Warrant Agent, duly executed by the Warrant Holder thereof or his attorney duly authorized in writing.

         9. EXERCISE OF WARRANTS.

                  a. Any one Warrant or any multiple of one Warrant evidenced by any Warrant Certificate may be exercised upon any single occasion on or after the Exercise Date, and on or before the Expiration Date. A Warrant shall be exercised by the Warrant Holder by surrendering to the Warrant Agent the Warrant Certificate evidencing such Warrant with the exercise form on the reverse of such Warrant Certificate duly completed and executed and delivering to the Warrant Agent, by good check or bank draft payable to the order of the Company, the Exercise Price for each Share to be purchased.

                  b. Upon receipt of a Warrant Certificate with the exercise form thereon duly executed together with payment in full of the Exercise Price for the Shares for which Warrants are then being exercised, the Warrant Agent shall requisition from any transfer agent for the Shares, and upon receipt shall make delivery of, certificates evidencing the total number of whole Shares for which Warrants are then being exercised in such names and denominations as are required for delivery to, or in accordance with the instructions of, the Warrant Holder. Such certificates for the Shares shall be deemed to be issued, and the person to whom such Shares are issued of record shall be deemed to have become a holder of record of such Shares, as of the date of the surrender of such Warrant Certificate and payment of the Exercise Price, whichever shall last occur, provided that if the books of the Company with respect to the Shares shall be closed as of such date the Shares shall be deemed to be issued, and the person to whom such Shares are issued of record shall be deemed to have become a record holder of such Shares, as of the date on which such books

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         shall next be open (whether  before,  on or after the Expiration  Date)
         but at the Exercise Price, whichever shall have last occurred, to the Warrant Agent.

                  c. If less than all the Warrants evidenced by a Warrant Certificate are exercised upon a single occasion, a new Warrant Certificate for the balance of the Warrants not so exercised shall be issued and delivered to, or in accordance with, transfer instructions properly given by the Warrant Holder until the Expiration Date.

                  d. All Warrant Certificates surrendered upon exercise of Warrants shall be cancelled.

                  e. Upon the exercise, or conversion of any Warrant, the Warrant Agent shall promptly deposit the payment therefor into an escrow account established by mutual agreement of the Company and the Warrant Agent at a federally insured commercial bank. All funds deposited in the escrow account will be disbursed on a weekly basis to the Company once they have been determined by the Warrant Agent to be collected funds. Once the funds are determined to be collected, the Warrant Agent shall cause the share certificate(s) representing the exercised Warrants to be issued.

                  f. Expenses incurred by American Securities Transfer & Trust, Inc. while acting in the capacity as Warrant Agent will be paid by the Company. These expenses, including delivery of Share certificates to the shareholder, will be deducted from the exercise fee submitted prior to distribution of funds to the Company. A detailed accounting statement relating to the number of shares exercised, names of registered Warrant holder and the net amount of exercised funds remitted will be given to the Company with the payment of each exercise amount.

                  g. At the time of exercise of the Warrant(s), the transfer fee is to be paid by the Company.

                  h. The Company covenants that if any securities to be reserved for the purpose of exercise of Warrants hereunder require registration with, or approval of, any governmental authority under any federal securities law before such securities may be validly issued or delivered upon such exercise, then the Company will file a registration statement under the federal securities laws or a post effective amendment, use its best efforts to cause the same to become effective and use its best efforts to keep such registration statement current while any of the Warrants are outstanding and deliver a prospectus which complies with Section 10(a)(3) of the Securities Act of 1933, as amended (the "Act"), to the Registered Holder exercising the Warrant (except, if in the opinion of counsel to the Company, such registration is not required under the federal securities laws or if the Company receives a letter from the staff of the Securities and Exchange Commission stating that it would not take any enforcement action if such registration is not effected). The Company will use its best efforts to obtain appropriate approvals or registrations under state "blue sky" securities laws. With

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         respect to any such securities,  however, Warrants may not be exercised by, or shares of Common Stock issued to, any Registered Holder in any state in which such exercise would be unlawful.

         10. TAXES. The Company will pay all taxes attributable to the initial issuance of Shares upon exercise of Warrants. The Company shall not, however, be required to pay any tax which may be payable in respect to any transfer involved in any issue of Warrant Certificates or in the issue of any certificates of Shares in the name other than that of the Warrant Holder upon the exercise of any Warrant.

         11. MUTILATED OR MISSING WARRANT CERTIFICATES. If any Warrant Certificate is mutilated, lost, stolen or destroyed, the Company and the Warrant Agent may, on such terms as to indemnity or otherwise as they may in their discretion impose (which shall, in the case of a mutilated Warrant Certificate, include the surrender thereof), and upon receipt of evidence satisfactory to the Company and the Warrant Agent of such mutilation, loss, theft or destruction, issue a substitute Warrant Certificate of like denomination and tenor as the Warrant Certificate so mutilated, lost, stolen or destroyed. Applicants for substitute Warrant Certificates shall comply with such other reasonable regulations and pay any reasonable charges as the Company or the Warrant Agent may prescribe.

         12. RESERVATION OF SHARES. For the purpose of enabling the Company to satisfy all obligations to issue Shares upon exercise of Warrants, the Company will at all times reserve and keep available free from preemptive rights, out of the aggregate of its authorized but unissued Shares, the full number of Shares which may be issued upon the exercise of Warrants, which will upon issue be fully paid and nonassessable by the Company and free from all taxes, liens, charges and security interests with respect to the issue thereof.

         13. GOVERNMENTAL RESTRICTIONS. If any Shares issuable upon the exercise of Warrants require registration or approval of any governmental authority, the Company will endeavor to secure such registration or approval; provided, that in no event shall such Shares be issued, and the Company shall have the authority to suspend the exercise of all Warrants, until such registration or approval shall have been obtained; but all Warrants, the exercise of which is requested during any such suspension, shall be exercisable at the Exercise Price. If any such period of suspension continues past the Expiration Date, all Warrants, the exercise of which has been requested on or prior to the Expiration Date, shall be exercisable upon the removal of such suspension until the close of business on the business day immediately following the expiration of such suspension.

         14. ADJUSTMENTS. If prior to the exercise of any Warrants the Company shall have effected one or more stock split-ups, stock dividends or other increases or reductions of the number of shares of its $.01 par value Common Stock outstanding without receiving compensation therefor in money, services or property, the number of Shares subject to the Warrant granted shall, (i) if a net increase shall have been effected in the number of outstanding shares of the Company's shares of Common Stock, be proportionately increased, and the cash consideration payable per share shall be proportionately reduced, and, (ii) if a net reduction shall have been effected in the number of

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outstanding shares of the Company's Common Stock, be proportionately reduced and the cash consideration payable per share be proportionately increased.

         15.  NOTICE TO WARRANT  HOLDERS.  Upon any  adjustment  as described in
Section 14, the Company within twenty (20) days thereafter shall (i) cause to be filed with the Warrant Agent a certificate signed by a Company officer setting forth the details of such adjustment, the method of calculation and the facts upon which such calculation is based, which certificate shall be conclusive evidence of the correctness of the matters set forth therein, and (ii) cause written notice of such adjustments to be given to each Warrant Holder as of the record date applicable to such adjustment. Also, if the Company proposes to enter into any reorganization, reclassification, sale of substantially all of its assets, consolidation, merger, dissolution, liquidation or winding up, the Company shall give notice of such fact at least twenty (20) days prior to such action to all Warrant Holders, which notice shall set forth such facts as indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Exercise Price and the kind and amount of the Shares or other securities and property deliverable upon exercise of the Warrants. Without limiting the obligation of the Company hereunder to provide notice to each Warrant Holder, failure of the Company to give notice shall not invalidate corporate action taken by the Company.

         16. NO FRACTIONAL WARRANTS OR SHARES. The Company shall not be required to issue fractions of Warrants upon the reissue of Warrants, any adjustments as described in Section 14 or otherwise; but the Company in lieu of issuing any such fractional interest, shall round up or down to the nearest full Warrant. If the total Warrants surrendered by exercise would result in the issuance of a fractional share, the Company shall not be required to issue a fractional share but rather the aggregate number of shares issuable will be rounded up or down to the nearest full share.

         17. RIGHTS OF WARRANT HOLDERS. No Warrant Holder, as such, shall have any rights of a shareholder of the Company, either at law or equity, and the rights of the Warrant Holders, as such, are limited to those rights expressly provided in this Agreement or in the Warrant Certificates. The Company and the Warrant Agent may treat the registered Warrant Holder in respect of any Warrant Certificate as the absolute owner thereof (notwithstanding any notations of ownership or writing thereon made by anyone other than the Company or the Warrant Agent) for all purposes notwithstanding any notice to the contrary.

         18. WARRANT AGENT. The Company hereby appoints the Warrant Agent to act as the agent of the Company and the Warrant Agent hereby accepts such appointment upon the following terms and conditions by all of which the Company and every Warrant Holder, by acceptance of his Warrants, shall be bound:

                  a. Statements contained in this Agreement and in the Warrant Certificates shall be taken as statements of the Company. The Warrant Agent assumes no responsibility for the correctness of any of the same except such as describes the Warrant Agent or for action taken or to be taken by the Warrant Agent.


                                       -6-





                  b. The Warrant Agent shall not be responsible for any failure of the Company to comply with any of the Company's covenants contained in this Agreement or in the Warrant Certificates.

                  c. The Warrant Agent may consult at any time with counsel satisfactory to it (who may be counsel for the Company) and the Warrant Agent shall incur no liability or responsibility to the Company or to any Warrant Holder in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or the advice of such counsel, provided the Warrant Agent shall have exercised reasonable care in the selection and continued employment of such counsel.

                  d. The Warrant Agent shall incur no liability or responsibility to the Company or to any Warrant Holder for any action taken in reliance upon any notice, resolution, waiver, consent, order, certificate or other paper, document or instrument believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

                  e. The Company agrees to pay to the Warrant Agent reasonable compensation for all services rendered by the Warrant Agent in the execution of this Agreement, to reimburse the Warrant Agent for all expenses, taxes and governmental charges and all other charges of any kind or nature incurred by the Warrant Agent in the execution of this Agreement and to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, costs and counsel fees, for this Agreement except as a result of the Warrant Agent's negligence or bad faith.

                  f. The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the Company or one or more Warrant Holders shall furnish the Warrant Agent with reasonable security and indemnity for any costs and expenses which may be incurred in connection with such action, suit or legal proceeding, but this provision shall not affect the power of the Warrant Agent to take such action as the Warrant Agent may consider proper, whether with or without any such security or indemnity. All rights of action under this Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrant Certificates or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent, and any recovery of judgment shall be for the ratable benefit of the Warrant Holders as their respective rights or interests may appear.

                  g. The Warrant Agent and any shareholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement. Nothing herein shall preclude

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         the Warrant Agent from acting in any other  capacity for the Company or for any other legal entity.

         19. SUCCESSOR WARRANT AGENT. Any corporation into which the Warrant Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Warrant Agent shall be a party, or any corporation succeeding to the corporate trust business of the Warrant Agent, shall be the successor to the Warrant Agent hereunder without the execution or filing of any paper or any further act of a party or the parties hereto. In any such event or if the name of the Warrant Agent is changed, the Warrant Agent or such successor may adopt the countersignature of the original Warrant Agent and may countersign such Warrant Certificates either in the name of the predecessor Warrant Agent or in the name of the successor Warrant Agent.

         20. CHANGE OF WARRANT AGENT. The Warrant Agent may resign or be discharged by the Company from its duties under this Agreement by the Warrant Agent or the Company, as the case may be, giving notice in writing to the other, and by giving a date when such resignation or discharge shall take effect, which notice shall be sent at least thirty (30) days prior to the date so specified. If the Warrant Agent shall resign, be discharged or shall otherwise become incapable of acting, the Company shall appoint a successor to the Warrant Agent. If the Company shall fail to make such appointment within a period of thirty
(30) days after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Warrant Agent or by any Warrant Holder or after discharging the Warrant Agent, then any Warrant Holder may apply to the District Court for Denver County, Colorado, for the appointment of a successor to the Warrant Agent. Pending appointment of a successor to the Warrant Agent, either by the Company or by such Court, the duties of the Warrant Agent shall be carried out by the Company. Any successor Warrant Agent, whether appointed by the Company or by such Court, shall be a bank or a trust company, in good standing, organized under the laws of the State of Colorado or the State of New York or of the United States of America, having its principal office in Denver, Colorado or New York, New York and having at the time of its appointment as Warrant Agent, a combined capital and surplus of at least four million dollars. After appointment, the successor Warrant Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed and the former Warrant Agent shall deliver and transfer to the successor Warrant Agent any property at the time held by it thereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for effecting the delivery or transfer. Failure to give any notice provided for in this section, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Warrant Agent or the appointment of the successor Warrant Agent, as the case may be.

         21. NOTICES. Any notice or demand authorized by this Agreement to be given or made by the Warrant Agent or by any Warrant Holder to or on the Company shall be sufficiently given or made if sent by mail, first class, certified or registered, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent), as follows:


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                                 WebSecure, Inc.
                                  1711 Broadway
                           Saugus, Massachusetts 01906

Any notice or demand authorized by this Agreement to be given or made by any Warrant Holder or by the Company to or on the Warrant Agent shall be sufficiently given or made if sent by mail, first class, certified or registered, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company), as follows:

                   American Securities Transfer & Trust, Inc.
                         1825 Lawrence Street, Suite 444
                             Denver, Colorado 80202

Any distribution, notice or demand required or authorized by this Agreement to be given or made by the Company or the Warrant Agent to or on the Warrant Holders shall be sufficiently given or made if sent by mail, first class, certified or registered, postage prepaid, addressed to the Warrant Holders at their last known addresses as they shall appear on the registration books for the Warrant Certificates maintained by the Warrant Agent.

         22. SUPPLEMENTS AND AMENDMENTS. The Company and the Warrant Agent may from time to time supplement or amend this Agreement without the approval of any Warrant Holders or the representatives of the underwriters in the Company's initial public offering in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Warrant Agent may deem necessary or desirable.

         23. SUCCESSORS. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

         24. TERMINATION. This Agreement shall terminate at the close of business on the Expiration Date or such earlier date upon which all Warrants have been exercised; provided, however, that if exercise of the Warrants is suspended pursuant to Section 13 and such suspension continues past the Expiration Date, this Agreement shall terminate at the close of business on the business day immediately following the expiration of such suspension. The provisions of Section 18 shall survive such termination.

         25. GOVERNING LAW. This Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Colorado and for all purposes shall be construed in accordance with the laws of said State.

         26. BENEFITS OF THIS AGREEMENT. Nothing in this Agreement shall be construed to give any person or corporation other than the Company, the Warrant Agent and the Warrant Holders any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent and the Warrant Holders.

         27. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of such counterparts shall for all purposes be deemed to be an original and all such counterparts shall together constitute but one and the same instrument.




                      [THIS SPACE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year indicated below.

Date:_________________________             WEBSECURE, INC.,
                                              a Delaware corporation



                                           By:_________________________________
                                                    Robert Kuzara, President


SEAL


ATTEST:



------------------------------
                  , Secretary


                                           AMERICAN SECURITIES TRANSFER &
                                            TRUST, INC., a Colorado corporation



                                           By:_________________________________
                                               Gregory D. Tubbs, Vice President

SEAL

ATTEST:



------------------------------

                                                                       EXHIBIT A

NO. ________                                       VOID AFTER ____________, 1999

                                                   _______ WARRANTS

                                    FORM OF
                        REDEEMABLE WARRANT CERTIFICATE TO
                       PURCHASE ONE SHARE OF COMMON STOCK

                                 WEBSECURE, INC.

                                                            CUSIP 947683116
                                                                  --------------

         THIS CERTIFIES THAT, FOR VALUE RECEIVED _______________________________ or registered assigns (the "Registered Holder") is the owner of the number of Redeemable Warrants (the "Warrants") specified above. One (1) Warrant initially entitles the Registered Holder to purchase, subject to the terms and conditions set forth in this Certificate and the Warrant Agreement (as hereinafter defined), one (1) fully paid and nonassessable share of Common Stock, $.01 par value, of WebSecure, Inc., a Delaware corporation (the "Company"), at any time between _____________, 1997 (the "Initial Warrant Exercise Date"), and the Expiration Date (as hereinafter defined) upon the presentation and surrender of this Warrant Certificate with the Subscription Form on the reverse hereof duly executed, at the corporate office of American Securities Transfer & Trust, Inc., 1825 Lawrence Street, Suite 444, Denver, Colorado 80202, as Warrant Agent, or its successor (the "Warrant Agent"), accompanied by payment of $9.60 per share, subject to adjustment (the "Purchase Price"), in lawful money of the United States of America by check made payable to the Warrant Agent for the account of the Company.

         This Warrant Certificate and each Warrant represented hereby are issued pursuant to and are subject in all respects to the terms and conditions set forth in the Warrant Agreement (the "Warrant Agreement"), dated _________________, 1996, by and between the Company and the Warrant Agent.

         In the event of certain contingencies provided for in the Warrant Agreement, the Purchase Price and the number of shares of Common Stock subject to purchase upon the exercise of each Warrant represented hereby are subject to modification or adjustment.

         Each Warrant represented hereby is exercisable at the option of the Registered Holder, but no fractional interests will be issued. In the case of the exercise of less than all the Warrants represented hereby, the Company shall cancel this Warrant Certificate upon the surrender hereof and shall execute and deliver a new Warrant Certificate or Warrant Certificates of like tenor, which the Warrant Agent shall countersign, for the balance of such Warrants.

         The term "Expiration Date" shall mean 5:00 p.m. (New York time) on _______________, 1999. If such date shall in the State of New York be a holiday or a day on which banks are authorized to close, then the Expiration Date shall mean 5:00 p.m. (New York time) the next following day which in the State of New York is not a holiday or a day on which banks are authorized to close.

         The Company shall not be obligated to deliver any securities pursuant to the exercise of this Warrant unless a registration statement under the Securities Act of 1933, as amended (the "Act"), with respect to such securities is effective or an exemption thereunder is available. The Company has covenanted and agreed that it will file a registration statement under the federal securities laws, use its best efforts to cause the same to become effective, to keep such registration statement current, if required under the Act, while any of the Warrants are outstanding, and deliver a prospectus which complies with
Section 10(a)(3) of the Act to the Registered Holder exercising this Warrant. This Warrant shall not be exercisable by a Registered Holder in any state where such exercise would be unlawful.

         This Warrant Certificate is exchangeable, upon the surrender hereof by the Registered Holder at the corporate office of the Warrant Agent, for a new Warrant Certificate or Warrant Certificates of like tenor representing an equal aggregate number of Warrants, each of such new Warrant Certificates to represent such number of Warrants as shall be designated by such Registered Holder at the time of such surrender. Upon due presentment and payment of any tax or other charge imposed in connection therewith or incident thereto, for registration of transfer of this Warrant Certificate at such office, a new Warrant Certificate or Warrant Certificates representing an equal aggregate number of Warrants will be issued to the transferee in exchange therefor, subject to the limitations provided in the Warrant Agreement.

         Prior to the exercise of any Warrant represented hereby, the Registered Holder shall not be entitled to any rights of a stockholder of the Company, including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided in the Warrant Agreement.

         Subject to the provisions of the Warrant Agreement, commencing ____________, 1997, this Warrant may be redeemed at the option of the Company in whole or in part upon not less than 30 days' prior written notice (the "Notice of Redemption"), at a price of $.20 per Warrant (the "Redemption Price"), if the average of the high and low sales prices of the Company's Common Stock equals or exceeds $12.00 per share (the "Notice Price") for ten (10) consecutive trading days within the twenty (20) day period preceding the date of such notice. The Notice of Redemption shall be given not later than the thirtieth day before the date fixed for redemption, all as provided in the Warrant Agreement. On and after the date fixed for redemption, the Registered Holder shall have no rights with respect to the Warrants except to receive the $.20 per Warrant upon surrender of this Warrant Certificate.

         Under certain circumstances, Coburn & Meredith, Inc. and Shamrock Partners, Ltd. shall be entitled to receive an aggregate of five percent (5%) of the Purchase Price of the Warrants represented hereby.

         Prior to due presentment for registration of transfer hereof, the Company and the Warrant Agent may deem and treat the Registered Holder as the absolute owner hereof and of each Warrant represented hereby (notwithstanding any notations of ownership or writing hereon made by anyone other than a duly authorized officer of the Company or the Warrant Agent) for all purposes and shall not be affected by any notice to the contrary, except as provided in the Warrant Agreement.

         This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of Colorado without giving effect to its conflict of law principles.

         This Warrant Certificate is not valid unless countersigned by the Warrant Agent.

         IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed, manually or in facsimile by two of its officers thereunto duly authorized and a facsimile of its corporate seal to be imprinted hereon.

Dated:___________________, 1996            WEBSECURE, INC.


[SEAL]
                                           By:_________________________________
                                                 Robert Kuzara, President



                                           By:_________________________________
                                                 Carole Ouellette, Treasurer


COUNTERSIGNED:

AMERICAN SECURITIES TRANSFER & TRUST, INC., as Warrant Agent



By:___________________________________
      Gregory D. Tubbs, Vice President

                                SUBSCRIPTION FORM
                                -----------------

                     To Be Executed by the Registered Holder
                          in Order to Exercise Warrants


         The undersigned Registered Holder hereby irrevocably elects to exercise ____________ Warrants represented by this Warrant Certificate, and to purchase the securities issuable upon the exercise of such Warrants, and requests that certificates for such securities shall be issued in name of

                          PLEASE INSERT SOCIAL SECURITY
                           OR OTHER IDENTIFYING NUMBER

                            ________________________

                            ________________________

                            ________________________

                            ________________________

                     (please print or type name and address)

and be delivered to


                            ________________________

                            ________________________

                            ________________________

                            ________________________

                     (please print or type name and address)

and if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below.

                    IMPORTANT: PLEASE COMPLETE THE FOLLOWING:


1.       The exercise of this Warrant was solicited by Coburn &             [  ]
         Meredith, Inc. or Shamrock Partners, Ltd.



2.       The exercise of this Warrant was solicited by                      [  ]

         -----------------------------------


3.       The exercise of this Warrant was not solicited                     [  ]



Dated:_____________________________      ___________________________________
                                         Name
                                         -----------------------------------
                                         Number and Street
                                         -----------------------------------
                                         City/Town/State/Zip

                                         -----------------------------------
                                         Social Security or Taxpayer
                                         Identification Number



                                         -----------------------------------
                                         Signature Guaranteed

                                         -----------------------------------

                                   ASSIGNMENT

                     To Be Executed by the Registered Holder
                           in Order to Assign Warrants



         FOR VALUE RECEIVED,  __________________________________,  hereby sells, assigns, and transfers unto

                        PLEASE INSERT SOCIAL SECURITY OR
                            OTHER IDENTIFYING NUMBER


                            ________________________

                            ________________________

                            ________________________

                            ________________________

                     (please print or type name and address)


__________________________________ of the Warrants represented by this Warrant Certificate, and hereby irrevocably constitutes and appoints _________________________________, Attorney to transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.

Dated:_________________________          ____________________________________
                                         Signature Guaranteed

                                         ------------------------------------


THE SIGNATURE TO THE ASSIGNMENT OR THE SUBSCRIPTION FORM MUST CORRESPOND TO THE NAME AS WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER AND MUST BE GUARANTEED BY A COMMERCIAL BANK OR TRUST COMPANY OR A MEMBER FIRM OF THE
CONTINENTAL STOCK EXCHANGE, NEW YORK STOCK EXCHANGE, PACIFIC STOCK EXCHANGE, MIDWEST STOCK EXCHANGE OR BOSTON STOCK EXCHANGE.